# PROMISSORY NOTE

**$182,000.00** December 31, 2013

FOR VALUE RECEIVED, Ironstone Group, Inc.. ("Borrower") promises to pay to the order of William R. Hambrecht. ("Lender"), on or before the Maturity Date, the principal sum of One Hundred and Eighty Two Thousand Dollars ($182,000), together with the interest until the indebtedness and accrued interest is paid in full.

1. *Fixed Interest Rate.* Interest shall accrue and be payable on the outstanding unpaid principal balance of this Note at the the rate of percent. All interest shall accrue based on a 360-day year for the actual number of days outstanding.

2. *Maturity Date.* December 31, 2014.

3. *Principal Payments.* The principal balance of this Note shall be due and payable on the Maturity Date. Unless sooner paid in full, the entire unpaid principal balance of this Note, together with all outstanding and unpaid accrued interest, and other amounts, if any, shall be due and payable on the Maturity Date.

4. *Payments.* All payments shall be made in U.S. dollars in immediately available funds without set-off or counterclaim or deduction of any kind on the due dates of such payments. Payments shall be applied to interest, principal, and other amounts in such order as Lender may determine in Lender's discretion.

5. *Prepayment and Collection Costs.* Borrower may prepay this Note in whole or in part at any time without premium..

6. *Severability*. If any provision contained in this Note shall be held invalid, illegal or unenforceable in any respect for any reason, such invalidity, illegality, or unenforceability shall not affect any other provision or remaining part of the affected provision of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein but only to the extent such provision or part thereof is invalid, illegal, or unenforceable.

7. *Governing Law.* This Note shall be governed by the laws of the State of California, without giving effect to its conflict of law provisions.

Intending to be legally bound hereby Borrower executes this Note under seal as of the date first written above.

BORROWER:
Ironstone Group, Inc.

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LENDER:
William R Hambrecht

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